UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33977	26-0267673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 932-2100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Redemption of Class B Common Stock and Class C Common Stock

On March 28, 2008, Visa Inc. (the “Company”) completed the mandatory partial redemption of its Class B common stock and Class C (Series I) common stock held by stockholders of record as of the close of business on March 24, 2008. This redemption was required by the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”). Following the closing of the Company’s initial public offering (“IPO”) on March 25, 2008, and the exercise by the underwriters of their full ten percent over-allotment option, the Company used U.S.$13,446,035,825 of net proceeds from the IPO to redeem 154,738,487 shares of Class B common stock and 159,657,751 shares of Class C (Series I) common stock. Giving effect to the redemption, there are currently 245,513,385 shares of Class B common stock outstanding and 187,265,872 shares of Class C (Series I, III and IV) common stock outstanding. Immediately after giving effect to the redemption and subject to the restrictions set forth in the Certificate, all outstanding shares of Class B common stock will be convertible into 175,367,482 shares of Class A common stock and 152,002,287 shares of Class C (Series I, III and IV) common stock will be convertible into shares of Class A common stock on a one-to-one basis. The number of shares of Class C (Series I, III and IV) common stock convertible into shares of Class A common stock excludes those Class C (Series III) common shares subject to redemption in October 2008, as described below.

Further, as required by the Certificate, the Company intends to use U.S.$1,508,152,975 of net proceeds from the IPO to fund the redemption of 35,263,585 shares of Class C (Series III) common stock in October 2008. The Company also intends to use U.S.$1,146,000,000 of net proceeds from the IPO to fund the redemption of all of its Class C (Series II) common stock in October 2008. Visa Europe holds all of the outstanding shares of the Company’s Class C (Series II), Class C (Series III) and Class C (Series IV) common stock.

Funding of the Covered Litigation Escrow Account

On March 31, 2008, in accordance with the determination of the Company’s Litigation Committee, the Company funded the U.S. litigation escrow account with U.S.$3,000,000,000 of net proceeds from the IPO. The litigation escrow account is part of the Retrospective Responsibility Plan designed to address potential liabilities arising from the covered litigation which is fully described in the final prospectus, filed with the SEC on March 18, 2008. In accordance with this plan, settlements of, or judgments in, the covered litigation will be payable from this account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Dated: April 3, 2008	By:	/s/ Joseph W. Saunders
	Name:	Joseph W. Saunders
	Title:	Chief Executive Officer and Chairman of the Board of Directors